TERMINATION AGREEMENT AND RELEASE

This Termination and Release Agreement ("Agreement") is entered into as of this 16th day of February, 2021 (the "Effective Date"), by and between iQSTEL Inc., a Nevada corporation ("iQSTEL") and M2B Funding Corp, a Florida corporation ("M2B"). In this Agreement, IQSTEL and M2B are sometimes referred to herein as the "Parties" and each a "Party."

WHEREAS, on September 1st, 2020, the Company issued the Additional Promissory Note (the "Additional Note") in the principal amount of $300,000.

WHEREAS, all accrued and unpaid interest has been paid in full on the Additional Note from inception through January 31, 2021;

WHEREAS, the Parties have determined to settle the outstanding aggregate principal balance of $300,000 and to further settle all remaining accrued and unpaid interest from January 31, 2021 to present in the amount of $789.04 by M2B accepting 441,177 shares of common stock (the "Shares") in iQSTEL as a full and complete settlement of the principal balance and cash in the amount of $789.04 as a full and complete settlement of the remaining accrued and unpaid interests;

WHEREAS, the Parties now desire to terminate and release each other and otherwise settle, compromise, dispose of, and release with finality, all claims, demands and causes of action, arising out of the Additional Note;

NOW, THEREFORE, in consideration of these presents and for such other and good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1. **Termination.** Subject to the terms and conditions of this Agreement, as of the date hereof, the Parties hereby terminate the Additional Note and any and all of their respective rights, obligations, or duties created thereunder.

2. **Return of Loan Documents**. Upon the later of 5 calendar days of the Effective Date and iQSTEL having fully performed its obligations hereunder, including the tender of Cash to M2B and the issuance of Common Stock to M2B, M2B shall return the documents evidencing the Bridge Loans to iQSTEL, which shall mark the same as void and of no further force or effect.

3. **Issuance of Cash and Common Stock.** The Parties agree that iQSTEL shall tender to M2B the Cash and issue to M2B the Shares at a cost-basis of $0.68 per share. The number of Shares shall not be subject to adjustment as to the market price of iQSTEL's common stock, or otherwise. The share issuance shall occur promptly upon iQSTEL's receipt of written instructions from M2B or, if none, at one year from the Effective Date of this Agreement. In connection with the issuance of the Shares, M2B hereby makes the following representations, warranties and covenants in favor of iQSTEL:

    a. **Authority**. M2B has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of M2B.

b. **Purchase Entirely for Own Account**. M2B hereby confirms that the Shares of common are being and will be acquired for investment for M2B's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof, and that neither M2B nor any of its officers, members, managers or representatives with the authority, responsibility or power to make a decision with regard to the purchase or sale of the Securities or any portion thereof (collectively, such "M2B Representatives") has any present intention of selling, granting any participation in or otherwise distributing the same. M2B and M2B Representatives are familiar with the phrase "acquired for investment and not with a view to distribution" as it relates to the Securities Act of 1933, as amended (the "Securities Act"), and state securities laws and the special meaning given to such term by the Securities and Exchange Commission (the "SEC"). By executing this Agreement, M2B further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

c. **Receipt of Information**. M2B and M2B Representatives have received all the information they consider necessary or appropriate for deciding whether to purchase the Securities. M2B further represents that it and M2B Representatives have had an opportunity to ask questions and receive answers from iQSTEL regarding the terms and conditions of the offering of the Securities and the business, properties, prospects, and financial condition of iQSTEL and to obtain additional information necessary to verify the accuracy of any information furnished to M2B or M2B Representatives or to which M2B or M2B Representatives had access. Neither M2B nor any M2B Representative has received, or is relying upon, any representations, written or oral, from iQSTEL, or its officers, directors, employees, attorneys, or agents. M2B further represents and affirms that none of the following information has ever been represented, guaranteed or warranted to M2B or any of its officers, members, managers or representatives, expressly or by implication, by any person: (1) the approximate or exact length of time that M2B will be required to remain a shareholder of iQSTEL; (2) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of an investment in iQSTEL; or (3) the possibility that the past performance or experience on the part of iQSTEL or any affiliate, officer, director, employee or agent of iQSTEL, might in any way indicate or predict the results of ownership of the Securities or the potential success of iQSTEL's operations.

d. **Investment Experience**. M2B represents that it and M2B Representatives are experienced in evaluating and investment in private placement transactions of securities of companies in a similar stage of development as iQSTEL and acknowledges that M2B can bear the economic risk of M2B's investment and that M2B Representatives have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment in the Securities.

e. **Accredited Investor**. M2B is an Accredited Investor, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

f. **Restricted Securities**. M2B and each of M2B Representatives understands that neither the Shares nor any portion thereof may be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available

exemption from registration under the Securities Act, the Shares must be held indefinitely.

g. **Legends.** To the extent applicable, each certificate or other document evidencing any of the Securities shall be endorsed with the legends substantially in the form set forth below:

> THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS iQSTEL INC. (THE "COMPANY") HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

4. **Title to the Bridge Loans.** M2B represents and warrants to iQSTEL that it is the record and beneficial owner of the Additional Note, holds the Additional Note free and clear of any lien, pledge, encumbrance, charge, security interest, claim or right of another and has the absolute right to settle the Additional Note with iQSTEL as provided in this Agreement without the consent of any other person or entity.

5. **Coordination.** The Parties agree to take such measures are reasonably necessary to effectuate the transactions contemplated by this Agreement.

6. **Mutual Release.** Except for the obligations set forth in this Agreement, each Party hereby releases, remises, acquits and forever discharges any other Party and their related or controlled entities, and all of their respective directors, officers, members, managers, partners, employees, servants, attorneys, assigns, heirs, successors, agents and representatives, past and present, and the respective successors, executors, administrators and any legal and personal representatives of each of the foregoing, and each of them, from any and all claims, demands, actions, causes of action, debts, liabilities, rights, contracts, obligations, duties, damages, costs, expenses or losses, of every kind and nature whatsoever, and by whomever asserted, whether at this time known or suspected, or unknown or unsuspected, anticipated or unanticipated, direct or indirect, fixed or contingent, or which may presently exist or which may hereafter arise or become known, in law or in equity, in the nature of an administrative proceeding or otherwise, for or by reason of any event, transaction, matter or cause whatsoever, with respect to, in connection with or arising out of the Additional Note, or otherwise.

   It is understood by the Parties that the facts with respect to which the foregoing release is given may hereafter turn out to be other than or different from the facts now known to a Party or the Parties or believed by a Party or the Parties to be true, and each Party, therefore, expressly assumes the risk of the facts turning out to be so different and agrees that the foregoing release shall be in all respects effective and not subject to termination or rescission by any such difference in facts.

7. **No Assignment.** The Parties represent and warrant that neither they nor their affiliated persons or entities have assigned or transferred any claim or interest herein or authorized any other person or entity to assert any claim or claims on its behalf with respect to the subject matter of this Agreement.

8. **Non-Disparagement.** The Parties agree not to make any oral or written statements or otherwise take any action that is intended or may reasonably be expected to disparage the reputation, business, prospects, or operations of any other Party to this Agreement.

9. **Cooperation.** Each of the Parties hereby agree to perform any and all acts and to execute and deliver any and all documents reasonably necessary or convenient to carry out the intent and the provisions of this Agreement.

10. **Governing Law.** This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without reference to the principles of conflict of laws.

11. **Complete Agreement.** This Agreement represents the complete agreement between the Parties concerning the subject matter in this Agreement and supersedes all prior agreements or understandings, written or oral, including the Additional Note, or otherwise. This Agreement may not be amended or modified otherwise than by a written agreement executed by the Parties hereto or their respective successors and legal representatives.

12. **Voluntary Agreement.** This Agreement has been entered into voluntarily and not as a result of coercion, duress, or undue influence. The Parties acknowledge that they have read and fully understand the terms of this Agreement and have been advised to consult with an attorney before executing this Agreement.

13. **Successors and Assigns.** This Agreement shall be binding and inure to the benefit of the Parties hereto, their predecessors, parents, subsidiaries and affiliated corporations, all officers, directors, shareholders, agents, employees, attorneys, assigns, successors, heirs, executors, administrators, and legal representatives of whatsoever kind or character in privity therewith.

14. **Counterparts.** This Agreement may be executed in counterparts, one or more of which may be facsimiles, but all of which shall constitute one and the same Agreement. Facsimile signatures of this Agreement shall be accepted by the Parties to this Agreement as valid and binding in lieu of original signatures.

15. **Time for Performance.** The Parties understand that time is of the essence with respect to each and every act required by this Agreement. Failure to perform any provision hereof in strict accordance with the Agreement shall be deemed a material breach of the Agreement.

The Parties to this Agreement have executed this Agreement as of the day and year first written above.

iQSTEL Inc.

By__________________________________
Printed Name: Leandro Iglesias
Title: CEO

M2B Funding Corp.

By__________________________________
Printed Name:__________________________
Title:________________________________